Exhibit 5.2

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

December 19, 2007

Equitable Resources, Inc.

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

Re:	Equitable Resources, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Equitable Resources, Inc., a Pennsylvania corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Act, of an unspecified amount of securities of the Company for unspecified aggregate proceeds, consisting of: (i) shares of common stock of the Company, no par value (the “Common Stock”); (ii) shares of preferred stock of the Company, no par value, to be issued in one or more series (the “Preferred Stock”); and (iii) senior debt securities, subordinated debt securities or junior subordinated securities (the “Debt Securities”) to be issued in one or more series under the indenture proposed to be entered into between the Company and The Bank of New York, as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (the “Indenture”). The Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement relating to the Offered Securities;

(ii)                                  the form of the Indenture between the Company and the Trustee;

(iii)                               certain resolutions adopted on December 5, 2007 by the Board of Directors of the Company relating to the registration of the Offered Securities; and

(iii)                               the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee, filed as an exhibit to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except to the extent expressly set forth in the opinion paragraph below, the validity and binding effect thereof on such parties.  We have assumed that the Company has been duly organized and is and will continue to be validly existing in good standing, and has and will continue to have the requisite legal status and legal capacity, under the laws of the State of Pennsylvania, and that the Company has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture, any supplemental indenture thereto and the Registration Statement. We have assumed that the Indenture will be executed and delivered in substantially the form reviewed by us. We have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision. We have assumed that the Indenture and any supplemental indenture thereto will be duly authorized, executed and delivered by the Trustee and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. We have assumed that the choice of currency in which any Offered Debt Securities (as defined below) are denominated does not contravene any exchange control or other laws of the nation issuing such currency.

In relation to the opinion set forth in the opinion paragraph below, we bring to your attention Title 16 of Article 5 of the New York General Obligations Law (the “GOL”). Title 16 of the GOL provides, among other things, that on the implementation from time to time of Economic and Monetary Union in the Member States of the European Union in accordance with the Treaty on European Union by the adoption of participating Member States of a single currency (the “Euro”), if the subject or medium of payment of a contract, security or instrument is a currency that has been substituted or replaced by the Euro, the Euro will be a commercially reasonable and substantial equivalent that may be either (a) used in determining the value of such currency or (b) tendered in accordance with the regulations adopted by the Council of the European Union. In addition, Title 16 of the GOL provides that none of (a) the introduction of the Euro, (b) the tendering of Euros in connection with any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence, (c) the determining of the value of any obligation in accordance with clauses (a) or (b) of the immediately preceding sentence or (d) the calculating or determining of the subject or medium of payment of a contract, security or instrument with reference to interest rate or other basis has been substituted and replaced due to the introduction of the Euro and that is a commercially reasonable substitute and substantial equivalent, shall have either the effect of discharging or excusing performance under any contract, security or instrument or give a party the right to unilaterally alter or terminate any contract, security or instrument. Title 16 of the GOL further provides that its provisions shall not alter or impair and shall be subject to any agreements concerning the Euro between the parties. We note, however, that to the best of our knowledge, there has been no judicial consideration of Title 16 of the GOL by a New York court and, in the absence of any judicial authority, we are unable to express a view as to the interpretation or application a New York court may give to Title 16 of the GOL.

Our opinion set forth below is limited to the laws of the State of New York that, in our experience, are normally applicable to debt securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act; (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Restated Articles of Incorporation of the Company as then in effect (the “Articles”) or the By-laws of the Company as then in effect (the “By-laws”), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP